UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2012

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is separately filed or furnished by Pinnacle West Capital Corporation and Arizona Public Service Company.  Each registrant is filing or furnishing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries.  Except as stated in the preceding sentence, neither registrant is filing or furnishing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2012, the Human Resources Committee (the “Committee”) of the Pinnacle West Capital Corporation (“Pinnacle West”) Board of Directors (the “Board”) approved the portion of the Pinnacle West 2013 Annual Incentive Award Plan (the “PNW Plan”) that provides an incentive award opportunity for Donald E. Brandt, the Chairman of the Board, President, and Chief Executive Officer of Pinnacle West and the Chairman of the Board and Chief Executive Officer of Arizona Public Service Company (“APS”).  On December 19, 2012, the Board, acting on the recommendation of the Committee, approved: the portion of the PNW Plan that provides an incentive award opportunity for Donald G. Robinson, President and Chief Operating Officer of APS; the APS 2013 Annual Incentive Award Plan (the “APS Plan”), which includes an incentive award opportunity for James R. Hatfield, Executive Vice President and Chief Financial Officer, and David P. Falck, Executive Vice President and General Counsel; and the APS 2013 Annual Incentive Award Plan for PVNGS Employees (the “Palo Verde Plan”), which includes an incentive award opportunity for Randall K. Edington, Executive Vice President and Chief Nuclear Officer.  The PNW Plan, the APS Plan and the Palo Verde Plan are referred to collectively herein as the “2013 Plans.”

No incentive payments will be awarded under the PNW Plan or the APS Plan unless Pinnacle West, with respect to Messrs. Brandt and Robinson, and APS, with respect to Messrs. Hatfield and Falck, each achieves a specified threshold earnings level.  No incentive payment will be awarded under the Palo Verde Plan with respect to Mr. Edington unless the Palo Verde Nuclear Generating Station (“Palo Verde”) achieves specified threshold business unit performance goals.  The Committee will evaluate the impacts of unusual or nonrecurring adjustments to earnings in determining whether any earnings level has been met for purposes of the 2013 Plans, and Arizona Corporation Commission rate-related impacts will be excluded.  The impacts of any sale or disposal of real estate development operations will be excluded for purposes of the PNW Plan.

The award opportunities for Mr. Brandt and Mr. Robinson are based on the achievement of specified 2013 Pinnacle West earnings levels.  Mr. Brandt has an award opportunity of up to 50% of his base salary if the threshold earnings level is met, up to 100% of his base salary if a target earnings level is met, and up to 200% of his base salary if a maximum earnings level is met, before adjustment for business results and individual performance; however, in no event may Mr. Brandt’s award exceed 200% of his base salary.  Mr. Robinson has an award opportunity of up to 37.5% of his base salary if the threshold earnings level is met, up to 75% of his base salary if a target earnings level is met, and up to 150% of his base salary if a maximum earnings level is met, before adjustment for business results and individual performance; however, in no event may Mr. Robinson’s award exceed 150% of his base salary.  In considering Messrs. Brandt’s and Robinson’s individual performances, the Committee may also consider shareholder value creation, customer service, financial strength, operating performance, safety performance, leadership effectiveness and other general performance objectives.

The award opportunities for Messrs. Hatfield and Falck under the APS Plan and for Mr. Edington under the Palo Verde Plan are based on the achievement of specified 2013 APS earnings levels and specified business unit performance goals.  Messrs. Hatfield and Falck have a target award opportunity of up to 60% of their base salary.  Messrs. Hatfield and Falck may earn less than the target amount or more, up to a maximum award opportunity of up to 120% of their base salary, depending on the achievement of the earnings and business unit performance goals separately or in combination, and before adjustment for individual performance.  Mr. Edington has an award opportunity of 12.5% of his base salary, a target of 50% of his base salary, and up to a maximum of 100% of his base salary, depending on the achievement of the earnings and business unit performance goals, separately or in combination, and before adjustment for individual performance.  In no event may the award to Messrs. Hatfield, Falck and Edington exceed two times his target amount.  The business unit performance indicators that will be considered for Messrs. Hatfield and Falck are derived from APS’s critical areas of focus as provided in its Strategic Framework:  customers and communities, employees, operational excellence and shareholder value.  The business unit performance indicators for Mr. Edington are based on employees, operational excellence, performance improvement and shareholder value.  In considering each Officer’s individual performance the Committee may also consider additional factors such as shareholder value creation, customer service, financial strength, operating performance, safety, and the Chief Executive Officer’s assessment of the Officer’s performance during the year.

In addition, consistent with Mr. Edington’s letter agreement regarding his employment, the Board approved a separate compensation opportunity for Mr. Edington of up to $125,000 upon the achievement of specific performance measures tied to Palo Verde operations performance and regulatory evaluations.

On December 19, 2012, the Committee granted a retention award of 67,489 restricted stock units (“RSUs”) to Mr. Brandt, subject to increase or decrease as described below.  The RSUs: will each represent the right to receive one share of Pinnacle West common stock; will vest on December 31, 2016 provided that Mr. Brandt remains employed by Pinnacle West through that date (the “Retention Period”); will accrue dividend rights equal to the amount of dividends that Mr. Brandt would have received if Mr. Brandt had directly owned one share of Pinnacle West common stock for each RSU held by him from the grant date, with the dividend rights payable only in common stock and only when and to the extent the underlying shares of common stock are issued; will be forfeited, to the extent that they have not vested, at any time when Mr. Brandt’s employment is terminated, except in the case of Mr. Brandt’s death, disability, or termination of employment after a change of control that would entitle Mr. Brandt to severance payments under his Key Executive Employment Agreement; and will be excluded for purposes of the calculation of pension benefits.  Subject to the foregoing, the number of RSUs set forth above to be awarded to Mr. Brandt at the end of the Retention Period (the “Target Grant”) will be subject to decrease or increase pursuant to the following performance conditions: (i) if the Company’s average return on equity over the Retention Period is less than a specified threshold return on equity (“Threshold ROE”), Mr. Brandt will receive 75% of the Target Grant; and (ii) if the Company’s average return on equity over the Retention Period meets or exceeds the Threshold ROE, the Committee may award Mr. Brandt up to 125% of the Target Grant based on the Committee’s assessment of Mr. Brandt’s overall leadership effectiveness, including consideration of regulatory outcomes and other specified factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: December 24, 2012	By:	/s/ James R. Hatfield
James R. Hatfield
Executive Vice President and Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: December 24, 2012	By:	/s/ James R. Hatfield
James R. Hatfield
Executive Vice President and Chief Financial Officer